UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Carver Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

Dream Chasers Capital Group LLC
Gregory Lewis
Shawn Herrera
Kevin Winters
Jeffrey Bailey
Jeffrey Anderson

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Dream Chasers Says Carver’s Best Days are Ahead, Urges Shareholders to Turn a New Page

Corrects Record on Board’s Misleading Statements in Proxy Contest

Urges Institutional and Retail Shareholders to Vote for Change: Vote FOR Mr. Jeffrey “Jeff” Anderson and Mr. Jeffrey Bailey for the Board of Directors Using the BLUE Proxy Card and Vote WITHHOLD on Carver’s Under-Performing Directors

New York, NY (November 26, 2024)—Dream Chasers Capital Group LLC (“Dream Chasers”) today called for the Board of Directors (the “Board”) of Carver Bancorp, Inc. (“Carver,” or the “Company”) (NASDAQ: CARV) to take concrete steps immediately to grow deposits, revenues and profitability, and not just offer empty rhetoric and splashy PowerPoints  .

In an open letter, Dream Chasers urged shareholders to vote for new ideas by supporting Mr. Jeffrey “Jeff” Anderson and Mr. Jeffrey Bailey for election to the Board ahead of the December 12, 2024 Annual Meeting of Shareholders.

“On almost every financial metric, whether its homeownership rates, building long term wealth by investing in the stock market or planning for retirement, communities of color are at the bottom of the food chain  ,” said Greg Lewis, chief executive officer of Dream Chasers. “The only way to reverse this dynamic is for banks like Carver to offer mass wealth building services like mortgage loans, opportunities to invest in the stock market and retirement planning to those communities.”

Lewis continued, “In order to achieve this for shareholders and the community, banks like Carver have to constantly obsess about growing deposits. With a anemic deposit growth over the last ten years, Carver is missing the opportunity to serve its community with the products and services it needs. The good news is Carver is New York City based and has access to a diverse customer base and the world’s leading capital markets center.. If new Board members focused on profitability, good governance and shareholder value creation are put in place, we are confident in that Carver's future will be bright.”

Lewis concluded, “Instead of coming up with a plan to tap into this niche and engineer a turnaround, this Board chose instead to put out excuses, misstatements and misdirection all in an elaborate effort to prevent new voices from joining the Board to drive change. Shareholders need a Board that will put Carver back on the path of growth and profitability, and they should support Mr. Anderson and Mr. Bailey to do just that.”

The full text of the letter to Carver shareholders is below:

Dear Fellow Carver Shareholders:

I write to correct the litany of misstatements that have been made by the Board of Directors (the “Board”) of Carver Bancorp, Inc. (“Carver”, or the “Company”) in the materials they have provided to shareholders in support of their nominees and opposing Dream Chasers Capital Group’s (“Dream Chasers”) nominees. It is crucial that you have the facts.

It is time to vote for new directors to protect your investment in Carver.  Sadly, the current Board seems more interested in the status quo and wants to distract your attention away from the poor performance under their stewardship by name calling and false statements.

We again encourage you to vote FOR Mr. Jeffrey “Jeff” Anderson and Mr. Jeffrey Bailey on the enclosed BLUE proxy card to drive urgent action to return Carver to profitability and growth. We also urge you to vote WITHOLD on the two Carver nominees, Kenneth Knuckles and Jillian Joseph, who have overseen years of losses and declines in shareholder value.

Voting today for Mr. Anderson and Mr. Bailey is the best chance for shareholders to return value to your shares and drive profitability and growth at Carver.

Carver Spreading Misinformation to Hide Their Own Failures

Carver continues to spread misleading information, and it is obvious why: They do not want shareholders to focus on the losses and value destruction that this Board has overseen. The hypocrisy is palpable. For example:

•	Carver says you should not vote for Mr. Anderson or Mr. Bailey because they lack public company board experience. However, the only public company board either of Mr. Knuckles and Ms. Joseph have ever served on is Carver’s Board, so they themselves did not have this experience when they joined the Board.

•	Carver says that our nominees lack relevant experience, yet Mr. Knuckles and Ms. Joseph have spent a combined zero days working for a bank in their entire career. Mr. Anderson has spent decades in financial management at financial institutions and Mr. Bailey brings deep experience in financial matters as an investor and entrepreneur.

•	Carver says that Mr. Anderson’s banking experience is not relevant since he spent his career at large financial institutions, as opposed to a community bank. Yet Carver themselves hired a CEO whose entire career has been spent at big banks.

It should come as no surprise that Carver’s Board only wants to engage in misdirection: They have lost over $25 million in the last decade1, with shareholder value declining by 79%2. Shareholders should hold this Board accountable and reject their misleading tactics.

Carver’s Under-Performing Directors Have Not Earned Your Support

Simply put, the tenures of Mr. Knuckles and Ms. Joseph on this current Board have been disastrous for shareholders.

Kenneth Knuckles

•	Served since October 1, 2013, a period when Carver shareholders saw returns of -78%

•	Serves on the Board’s Executive Committee, which has obviously been ineffective

•	Serves on the Board’s Compensation Committee, which has handsomely rewarded executives for years despite massive losses, and implemented a compensation program for the new CEO that lacks performance incentives and shareholder alignment

•	Unaligned with shareholder interests, holding just 1,000 Carver shares[3]

1 Reflects net income attributable to Carver Bancorp for the years 2014 to 2023, according to Company SEC filings and S&P Capital IQ Pro.

2 All share price and shareholder returns data as of October 23, 2024, one day prior to the filing of Dream Chasers Capital Group’s preliminary proxy statement. Source: S&P Capital IQ Pro.

3 As disclosed in the Definitive Proxy Statement filed with the SEC on October 31, 2024, available at sec.gov/Archives/edgar/data/1016178/000110465924113051/tm2425801d1_defc14a.htm. Mr. Knuckles holds options to acquire an additional 1,000 shares within 60 days of the filing date of Carver’s Proxy Statement filed with the SEC.

Jillian Joseph

•	Served since August 28, 2019, a period when Carver shareholders saw returns of -45%

•	Serves on the Board’s Institutional Strategy Committee, which has a “primary focus on (i) sustainable profitability and growth, and (ii) capital planning” but has overseen consistent losses for the duration of Ms. Joseph’s tenure

•	Unaligned with shareholder interests, holding just 1,000 Carver shares[4]

Mr. Anderson and Mr. Bailey Have the Experience and Focus That Shareholders Need

Our nominees will bring the independent judgment and experience that shareholders need.

Mr. Jeffrey “Jeff” Anderson was CFO of J.P. Morgan’s Northeast Retail Banking centers, overseeing $100B in assets. Mr. Anderson spent over 30 years in banking, with roles at J.P. Morgan, AIG, Bank of America and Goldman Sachs driving profitability and shareholder value.

Jeffrey Bailey is a highly successful business owner and entrepreneur, and Carver’s largest individual shareholder. He will ensure that this Board focuses on returning to growth and rebuilding shareholder value so that Carver can maintain its important role in the community.

We encourage you to VOTE TODAY for Mr. Anderson and Mr. Bailey, and to VOTE WITHOLD on Mr. Knuckles and Ms. Joseph, to return Carver to growth and profitability.

Sincerely,

Greg Lewis

Dream Chasers Capital Group

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Dream Chasers Capital Group LLC (“Dream Chasers”) or any of the other participants in the proxy solicitation prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Dream Chasers that the future plans, estimates or expectations contemplated will ever be achieved.

4 As disclosed in the Definitive Proxy Statement filed with the SEC on October 31, 2024, available at sec.gov/Archives/edgar/data/1016178/000110465924113051/tm2425801d1_defc14a.htm. Ms. Joseph holds options to acquire an additional 667 shares within 60 days of the filing date of Carver’s Proxy Statement filed with the SEC.

Certain statements and information included herein may have been sourced from third parties. Dream Chasers does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Dream Chasers disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Dream Chasers, Gregory Lewis, Shawn Herrera, Kevin Winters, Jeffrey Bailey and Jeffrey Anderson (“collectively, the Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”).  On November 4, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying BLUE universal proxy card or voting instruction form in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting.

IMPORTANT INFORMATION AND WHERE TO FIND IT

DREAM CHASERS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY DREAM CHASERS WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NEW YORK 10036-1600. STOCKHOLDERS CAN CALL TOLL-FREE: (877) 629-6356.

Contacts

For Media:

Breitenbush Partners

Andrew Wilson, (773) 425-4991

awilson@breitenbushpartners.com

For Investors:

Okapi Partners

Bruce Goldfarb/Tony Vecchio

(877) 629-6356

(212) 297-0720

info@okapipartners.com

About Dream Chasers Capital Group

Dream Chasers Capital Group LLC is a New York City based minority owned investment firm. More information can be found at www.dreamchaserscapitalgroup.com.